Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aurios Inc.:

As independent registered certified public accountants, we hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1, Amendment No. 3 (the “Registration Statement”) of Aurios Inc. (the “Company”) and to the incorporation in the Registration Statement of our report dated April 1, 2009, included in the Company’s Financial Statements for the years ended December 31, 2008 and 2007.

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona

April 27, 2009